UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2008

UNITED WISCONSIN GRAIN PRODUCERS, LLC

(Exact name of small business issuer as specified in its charter)

Wisconsin	000-50733	39-2032455
(State or other jurisdiction of incorporation or organization)	(C ommission File Number)	(I.R.S. Employer Identification No.)

W1231 Tessmann Drive Friesland, Wisconsin 53935-0247
(Address of principal executive offices)

(920) 348-5016
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition and Item 7.01 Regulation FD Disclosure

On January 10, 2008, the Board of Directors of United Wisconsin Grain Producers, LLC (the “Company”) voted to make a cash distribution of approximately $250.00 per membership unit for a total distribution of approximately $7,175,000.00  to its unit holders of record as of January 10, 2007.  The Company expects the distribution to be made on or around February 15, 2007.

On January 10, 2008 the Board of Directors of the Company voted to retire the balance of the Company’s existing long-term debt of approximately $14.3 million with Farmers & Merchants Union Bank.  The Company expects to retire the debt by the end of April 2008.

A letter describing the member distribution and anticipated retirement of the Company’s long-term debt will be mailed to members on January 15, 2008, and is attached hereto as Exhibit 99.1.  Additionally, the Company will distribute a press release dated January 15, 2008 describing the member distribution and anticipated retirement of the Company’s long-term debt, which is attached hereto as Exhibit 99.2.

This Report on Form 8-K is being furnished pursuant to Item 2.02, Results of Operations and Financial Condition, and Item 7.01, Regulation FD Disclosure.  The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(a) None.

(b) None.

(c) None.

(d) Exhibits.

Exhibit No.	Description

99.1	Letter to Members dated January 15, 2008

99.2	Press Release dated January 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED WISCONSIN GRAIN PRODUCERS, LLC

January 15, 2008	/s/ Barb Bontrager
Date	Barb Bontrager, Chief Financial Officer